CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is made and entered into as of March 9, 1996 by and between Pease Oil and Gas Company, or the surviving entity in any merger of the Company or any entity which receives all or substantially all of its assets (hereinafter referred to as the "Company"), and Beta Capital Group, Inc., or any entity or individuals which or who receive all or substantially all of its assets (hereinafter referred to as the "Consultant").

                                    RECITALS

    WHEREAS, Consultant has certain experience and contacts associated with developing and implementing capitalization plans, including utilization of debt capital in business operations; and

WHEREAS, the Consultant and the Company over the past six months have met and discussed potential opportunities that may exist, and as a result of those discussions agreed in concept to the mutual promises and covenants contained hereon on February 12, 1996; and

WHEREAS, the Company wishes to engage the Consultant as described herein to assist the Company in the business operations of the Company and Consultant desires to provide such services to the Company;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereby memorialize those concepts agreed to on February 12, 1996 and agree as follows:

1.       CONSULTING SERVICES

         Attached hereto as Exhibit A is a description of the services to be provided by the Consultant hereunder (the "Consulting Services"). Consultant hereby agrees to utilize its best efforts in performing the Consulting Services; however, the Consultant makes no warranties, representation or guarantees to the other regarding the funds to be raised, any appreciation of Company stock price, the results of the Consulting Services to be provided herein.

2.       TERM OF AGREEMENT

         Subject to the following, this Agreement shall be in full force and effect commencing on the earlier of March 9, 1996 or the signing of this Agreement and concluding two years thereafter, unless extended as hereinafter provided.

         (A) Cancellation by Company. This Agreement can be unilaterally canceled by the Company on 15 days written notice if (a) 90 days after the date a private offering memorandum for use in the Series A offering contemplated by Exhibit A is completed by the Company, at least $1.0 million in gross proceeds has not been raised by the Company, (b) if after one year from the effective date of this contract, at least one-half of the Company's presently outstanding callable $1.25 warrants are not callable and have not been callable during the past year because the market price of the Company's common stock has not increased to a point where the Company is entitled to call the warrants for redemption, (c) if after one year from the effective date of this contract, (i) the Series A warrants described in Exhibit A are not callable or have not been callable during the past year because the market price of the Company's common stock has not increased to a point where the Company is entitled to call the warrants for redemption, and (ii) at least $0.5 million in gross proceeds has not been received by the Company through the exercise of warrants to purchase Company common stock unless the Company elects not to call or interferes with the call of the warrants, or (d) if the total consulting fees paid under Exhibit B, including compensation for the broker relations consultant, as described in
         Section 10, and the reimbursed expenses actually paid by the Company under Exhibit C, exceed 15% of the sum of (i) the net amounts received by the Company from the Series A and Series B financings described or contemplated in Exhibit A and (ii) from exercise of any warrants. The provisions set forth in 2(A)(d) shall be computed on an annual basis commencing on the anniversary date of this Agreement. In the event the Consultant has received funds in excess of 15% as described above, the Company shall give Consultant written notice, and Consultant will have 30 days to cure the overpayment. Furthermore, the provisions set forth in 2(A)(d) shall be subject to additional authorized expenditures as approved and ratified prior to expenditure by the Company.

         (B) Extension by Consultant. This Agreement can be unilaterally extended by Consultant for up to one year (until February 28, 1999) if at least $5.0 million in gross proceeds has been raised by the Company from the sale of Series A or Series B debt and/or the exercise of Series A or Series B warrants as described or contemplated on Exhibit A and (i) the Company's reported common stock market price has been at least $3.00 per share for two consecutive weeks between June 1, 1997 and February 28, 1998 and (ii) the Company has received at least an additional $500,000 in gross proceeds from the exercise of warrants described or contemplated on Exhibit A or other equity investment in the Company.

         (C) Other Terminations. Either party shall have the right to terminate this Agreement without notice in the event of bankruptcy, insolvency, or assignment for the benefit of creditors of the other party or, with 10 days prior written notice, if the other party shall have failed to comply with its obligations under the terms of this Agreement, including, without limitation, any responsibilities for payment of fee or performance of services set forth herein.

3.       TIME DEVOTED BY CONSULTANT

         It is expected that Steve Antry, President of Consultant, shall initially devote a majority of his time to the Consulting Service described in this Agreement, in particular during the time when the Company is undertaking to offer and sell the Series A and Series B debt described on Exhibit A or other alternate financing arrangements to which the parties mutually agree; thereafter, the Consultant shall devote such time as is reasonably deemed necessary by the Consultant and the Company to perform the obligations of Consultant hereunder. Consultant reasonably shall make available the services of Steve Antry during the term of this Agreement, unless Mr. Antry has suffered death or disability and the Company has raised at least $6.0 million from the financings described or contemplated in Exhibit A and/or from the exercise of warrants or from other equity investments. It is agreed by the parties that the amount of time devoted to the business of the Company by other partners, independent contractors or employees of the Consultant may vary from time to time and that other employees of the Consultant may provide consulting services for other clients during the term of this Agreement. Consultant shall provide written reports to the Board of Directors of the Company describing the consulting services performed for the Company on a monthly or other basis as may be mutually agreed upon by the Consultant and the Company.

4.       PLACE WHERE SERVICES WILL BE PERFORMED

         The Consultant will perform most services in accordance with this Agreement at offices of the Consultant. Consultant will be available, at the expense of the Company, to perform services at such other places as the Consultant and Company shall mutually agree, given the nature and extent of the services described on Exhibit A.

5.       COMPENSATION TO CONSULTANT

         The Consultant's compensation for the Consulting Services performed under this Agreement shall be the fees and compensation described on Exhibit B. All direct expenses related to the Consulting Services being performed incurred by Consultant and the broker relations consultant described in Section 10 in performing the Consulting Services hereunder shall be reimbursed by the Company, including, but not limited to, telephone and other communications expenses incurred by Consultant or the broker relations consultant, photocopying, printing  and postage;  and for travel,  lodging and  entertainment.  Consultant agrees to obtain prior approval from the Company for any single expense in excess of $1,000 which is not itemized on the two-year reimbursable expense budget set forth on Exhibit C. In addition, Consultant agrees to obtain prior approval, at least in concept, for any single expense or activity in excess of $1,000 regardless of whether such expense is itemized on the two-year reimbursable expense budget set forth on Exhibit C. Company and Consultant agree that all the services of the broker relations consultant, and cash monthly consulting fees and reimbursed expenses as budgeted on Exhibit C will not exceed 15% of the Company's net proceeds from the Series A and Series B financings described or contemplated on Exhibit A, and other financings that may be contemplated and mutually agreed upon, plus the net proceeds to the Company from the exercise of any warrants. In the event this Agreement is extended for an additional year by the Consultant under Section 2, it is agreed that the Exhibit C budget shall serve as the reimbursable expense budget for the third year, subject to the 15% limitation described in this Section 5. For the purposes of this calculation expenditures and proceeds are agreed to be cumulative for the term of the contract.

         The Company shall pay separately the costs and expenses it incurs in connection with the financing activities described on Exhibit A, including the Company's legal fees and independent due diligence reports or evaluations.

         The Company shall pay consulting fees to Consultant on a monthly basis, in advance, by the first day of each month, with the first monthly fee of $12,500 due on signing of this Agreement. The Company shall prepay the last month's consulting fee at the earlier of (1) receipt of proceeds of at least $12,500 from the exercise of Team Warrants (as described in Section (5) of Exhibit B) or (2) upon receipt by the Company of at least $1.0 million in gross proceeds from the exercise of outstanding Warrants or proceeds from the Series A and/or Series B debt financings or, other alternate financings that may be contemplated and mutually agreed upon.

         Company and Consultant agree that any additional consulting or similar services performed by the Consultant for the Company not contemplated by this Agreement or agreed to by the parties shall be negotiated before performance and any fee or compensation to be earned by Consultant from the Company or obligation to pay by Company shall be set forth in a writing signed by the obligated party. This includes any acquisitions that may result from introduction by Consultant or Consultant's contacts inclusive of and not limited to those defined as Consultant's confidential information in Section 7.

6.       INDEPENDENT CONTRACTOR

         Consultant and the broker relations consultant shall each be, and shall each be deemed to be, an independent contractor in the performance of the Consulting Services under this Agreement. Consultant shall have no power to enter into any agreement on behalf of, or otherwise bind, Company. Consultant shall be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses, or other pursuits as may determine in its sole, absolute and unfettered discretion, provided that, Consultant agrees not to engage in any activity, venture, business or pursuit that is harmful to the business of the Company. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer, employee, or other representative of Company and neither the Consultant nor any representative of the Consultant shall represent to anyone to the contrary; provided that Steve Antry may become a director of the Company as described in Section 11.

7.       CONFIDENTIAL INFORMATION

         Consultant recognizes that, in the course of providing services to Company hereunder, Company may divulge information relating to its business affairs, financial affairs and future plans that Company considers confidential and proprietary (collectively, "Confidential Information"), and Consultant agrees that Consultant will use such Confidential Information only within the scope of Consultant providing services to Company hereunder, and will neither disclose to, nor permit, any person or entity, other than Company and its principals, agents, employees and other paid experts and professionals who agree to be bound by the terms of this paragraph, to view or have access to the Confidential Information. Notwithstanding anything contained herein to the contrary, the term "Confidential Information" shall not include the following: (i) information previously known to Consultant, (ii) information rightfully received by Consultant from a third party holding such Confidential Information legally and without a continuing restriction on its use, or (iii) information which is or becomes a part of the public domain through no breach by Consultant of this Agreement. Notwithstanding anything to the contrary hereunder, Consultant shall not be liable for (i) any inadvertent or accidental disclosure if Consultant has exercised the same degree of care as Consultant would take to preserve or safeguard his own proprietary information, or (ii) disclosure of the Confidential Information which is within the public domain at the time of disclosure, or is or becomes publicly available without breach of this Agreement by Consultant, or is received by Consultant from a third party holding the Confidential Information legally and having the legal right to disseminate it without breach of this Agreement by Consultant or is disclosed by Consultant with the written approval of the President of Company, or is disclosed by Company to others on a nonrestricted basis. Upon expiration of this Agreement, Consultant shall, at the request of Company, return all Confidential Information and other materials belonging to Company which are in Consultant's possession.

         The Consultant and the Company acknowledge that each will have access to proprietary information regarding their respective business operations and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing party's prior written consent. Consultant hereby designates its sources of funding, sources of acquisitions, advisors, agents identified by Consultant to Company as Consultant's confidential information. The parties agree that from time to time Consultant or the Company may designate certain additional information as confidential for purposes of this Agreement.

8.       NON-CIRCUMVENTION AND NON-DISCLOSURE

         The Company hereby irrevocably agrees not to circumvent or disclose to others, either directly or indirectly, the clients, sources of funding, sources of acquisitions, advisers, agents, brokers, associates or other contacts that Consultant or its affiliates have, provided that the Company may make disclosure required by law and shall notify Consultant before any such disclosure is made.

         The Company hereby confirms that the identity of any or all of the entities introduced to the Company by Consultant which did not have a previous relationship with the Company or have not been previously engaged in business negotiations with the Company are considered proprietary to the Consultant and its affiliates and shall remain so for the term of this Agreement and for one year beyond the term of this Agreement. The Company agrees not to complete a financing with any of such entities unless this Agreement is in force. The Company and the Consultant agree that financings not described on Exhibit A completed with persons or entities not first identified to the Company by Consultant or completed without substantial involvement or assistance by the

Consultant shall not be considered proprietary to the Consultant. For instance, bank financings by the Company, financings completed through relationships or assistance by persons not associated or affiliated with Consultant, mezzanine financings with which Consultant had no material involvement and similar financings would not be covered by this Section 8 of this Agreement. The parties agree that any financings not contemplated by this Agreement for which Consultant may claim compensation shall be discussed by the parties before involvement by the Consultant and the Company's agreement to deem such financings covered by this Agreement shall be reduced to writing.

         If the Company completes a financing within one year after it has terminated this Agreement in accordance with its rights under subparagraph (A) of Section 2 above, or, should circumvention to any of such entities be attempted by the Company or should the Company seek to disclose the identity of any such entities for purposes inconsistent with this Agreement, the Consultant, in addition to having the right to invoke other legal or equitable remedies, shall be compensated by the Company in an amount equal to what such compensation would have been had this Agreement been in full force and effect at the time of such action by the Company, or if larger, the amount which Consultant would have received had such financing with the other entity been completed with the advise and assistance of Consultant. Any amount payable hereunder shall be due immediately upon any attempted circumvention and/or disclosure together with any court costs, attorney fees, or other charges or damages reasonably incurred in connection with enforcement of rights under this paragraph.

9.       INDEMNIFICATION

         The Company hereby agrees to indemnify and hold Consultant harmless from any and all liabilities incurred by Consultant under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively referred to as the "Act"), the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any material misstatement or omission contained in any offering documents provided by the Company (ii) any actions by the Company, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations, or (iii) a breach of this Agreement by the Company. The Company's obligation to indemnify Consultant shall not extend to any liability under the Act or any state securities act arising or alleged as a result of unlawful activities by Consultant or activity alleged not to be in compliance with the requirements of the Act or various state securities acts.

         Consultant hereby agrees to indemnify and hold the Company harmless from any and all liabilities incurred by the Company under the Act, the various state securities acts, or otherwise, insofar as such liabilities arise out of and are based upon (i) any actions by Consultant, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations, or (ii) any breach of this Agreement by Consultant.

10.      BROKER RELATIONS CONSULTANT

         The Company agrees that Steve Fischer, or another individual agreed on by the Company, shall be retained by Consultant as an independent contractor of Consultant to perform as broker relations services to benefit the Company. The Company shall reimburse Consultant for $5,000 per month for these additional services for a period of up to two years commencing when $1.0 million in gross proceeds is received by the Company from the Series A debt financing described or contemplated on Exhibit A. The Company agrees that the arrangement for the broker relations consultant will be extended for an additional one year if the Consultant extends this Agreement as authorized under Section 2(B) above.

11.      BOARD SEATS

         The Company agrees to use its best efforts to increase the size of its Board of Directors at the earliest practicable time (including using its best efforts to obtain shareholder approval of an amendment to its Articles of Incorporation if it becomes necessary to increase the size of the Board of Directors above 10 members) and to add Mr. Richard Houlihan and Mr. Steve Antry as directors of the Company if such persons are willing to serve as directors at the time that the Series A financing described on Exhibit A is completed or anytime thereafter during the term of this Agreement. Upon completion of the Series B debt financing described on Exhibit A, the Company and the Consultant shall mutually agree on one additional Board Member affiliated with a substantial equity investor in the Company to become a director at the earliest practicable time. The Company agrees to purchase of appropriate Directors and Officers Liability Insurance Policy to provide coverage for directors of the Company, including coverage for expenses and liabilities incurred in connection with defense or payment of a claim under the Act, provided that appropriate coverage acceptable to the Board of Directors of the Company can be obtained for an annual premium not greater than $50,000 per year. Such insurance shall be acquired, if available, by the end of 1996. The Board of Directors of the Company will consider compensation for outside directors of the Company with a view toward increasing compensation to a level comparable to what other similarly sized public companies pay outside directors.

12.      COMPANY MATTERS

         The Company specifically makes no warranties, representations or guarantees to Consultant regarding the Company's business or its past, present or future business plans.

13.      MISCELLANEOUS


         (A) Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or rescission, shall be settled by arbitration in Las Vegas, Nevada in accordance with the Commercial Arbitration rules of the American Arbitration Association before a panel of one arbitrator. The arbitrator sitting in any such controversy shall have no power to alter or modify any express provisions of the Agreement or to render any award which by its terms effects any such alteration, or modification. This Section 13 shall survive the termination of the Agreement.


         (B) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, successors and assigns. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.


         (C) This Agreement contains the entire understanding of the parties and supersedes all prior agreements between them.


         (D) In the event of a dispute  related to or arising  from the terms of
         this  Agreement,   the  prevailing  party  shall  be  entitled  to  all
         attorney's fees and costs.


         (E) This Agreement shall be constructed and interpreted in accordance with and governed by the laws of the State of California.


         (F) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.


         (G) If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws, effective during the term hereof, such provisions shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

         (H) The obligation of the Company to pay compensation to Consultant under this Agreement is subject to the ratification and approval of this Agreement by a majority of the directors of the Company at a regular or special meeting of the Board of Directors. If such approval has not been received by March 15, 1996, either party may, upon notice to the other, terminate the Agreement with no further obligation.


IN WITNESS WHEREOF, the parties hereto have placed their signatures hereon on the day and year first above written.

PEASE OIL AND GAS COMPANY                          BETA CAPITAL GROUP, INC.



By:  /s/ Willard H. Pease, Jr.                     /s/ Steve Antry
     -------------------------                    -----------------------------
     Willard H. Pease, Jr., President             Steve Antry, President

                                    EXHIBIT A
                DESCRIPTION OF BETA CAPITAL'S CONSULTING SERVICES

Consultant  shall perform the following  services  pursuant to the terms of this
Agreement:

(1) Locating potential sources of debt and equity capital which is presently contemplated to include the provisions set forth below. The parties may mutually agree to revise the nature and terms of these financings and references in the Agreement shall be modified consistent with any such revisions.

     (a)  Private Bond "Series A"

               o $1.0 million minimum to $1.5 million maximum of 10% convertible debt.
               o 10% commission will be paid to retail broker or brokers (with 5% warrants at $2.00).
               o    Five year term.
               o Interest only for five years; principal due at the end of five years.
               o Convertible at $3.00 per share into public stock at investor's option.
               o Bond will a call feature by the Company of $3.00 if the stock trades at $4.00 per share for five consecutive business days.
               o Each $4.00 of convertible debt sold will include three warrants exercisable at $1.25, callable at $1.75 (the call feature will not be enforceable before six months after issuances).
               o Underlying securities will be registered (piggyback registration) at the Company's next registration.
               o Bond A to become senior debt pari passu to Bond B when bank debt repaid (accomplished via proceeds of Bond B).
               o The initial $1.0 million is an immediate raise (targeted 30 days after offering memorandum is prepared by legal counsel).

              (b)  Registered Bond "Series B"

               o    $2.5 million minimum $5.0 million maximum 10% senior debt.
               o 10% commission will be paid to retail broker or brokers (with 5% warrants at $2.00).
               o    Five year term.
               o Interest only for five years; principal due at the end of five years.
               o Convertible at $4.00 per share into public stock at investor's option.
               o Bond will have a call feature by the Company of $4.00 if the stock trades at $5.00 per share for five consecutive days.
               o One warrant for each $2.00 sold. Exercise price will be 25% premium above the market price at close of offering. Callable at a 50% premium above market when trading is at that level for five consecutive days
               o    Underlying    securities    will   be   registered    (shelf
                    registration).

                                Exhibit A, Page 1

               o Bond A to be made senior debt pari passu to Bond B when bank debt repaid (accomplished via proceeds of Bond B).

(2) Coordinating and assisting in the preparation of financing offering documentation;

(3)  Utilizing Consultant's broker-dealer database and network;

(4) Performing ongoing marketing efforts via selected licensed brokers in connection with the raising of capital;

(5) Monitoring and assisting Company in development of road show presentations and meetings for purposes of raising capital;

(6)  Identification of Market Markers;

(7) Performing ongoing marketing efforts via selected licensed brokers in connection with stock promotion; and

(8) Participation of Steve Antry at meetings of the Board of Directors, when practicable. It is understood that no director's fees or other compensation will be paid to Mr. Antry or Consultant for the participation of Mr. Antry at meetings of the Board of Directors regardless of whether Mr. Antry or Beta serves as a consultant or as an advisor to the Board of Directors.

                                Exhibit A, Page 2

                                    EXHIBIT B
                              TERMS OF COMPENSATION

         The Consultant's compensation hereunder shall be divided into the following components:

         (1) Private Financing Compensation: Consultant shall receive an amount equal to 2% of the gross amount of all private equity and/or debt financing received directly or indirectly by the Company during the term of this Agreement if the financing is
                  (a) one of the  financings  described  on  Exhibit  A, (b) the receipt of proceeds from exercise of warrants, or (c) Consultant is the identifying or procuring cause of the financing, or (d) any financing not contemplated by this Agreement if the Company has agreed to pay the compensation. The foregoing compensation shall be payable when the Company receives the equity or debt financing. Up to one-third can be assigned by Consultant to the broker relations consultant.

         (2) Public Financing Compensation: Consultant shall receive an amount equal to 2% of the amount of any public offering as a nonrefundable expense allowance on each public equity or debt financing which is commenced during the term of this Agreement if the financing is (a) one of the financings described on Exhibit A, (b) the receipt of proceeds from the exercise of warrants, or (c) Consultant is the identifying or procuring cause of the financing, and (d) any financing not contemplated by this Agreement if the Company has agreed to pay the compensation. Up to one-third can be assigned by Consultant to the broker relations consultant. The timing of payment of this nonaccountable expense allowance will be discussed at the onset of each offering, but will never be later than 50% at the escrow break, and 50% thirty days thereafter.

         (3) Consulting Fee: A monthly consulting fee equal to $12,500 per month earned upon the effective date of the contract and payable on the first of each month with the exception of first and last month's fees due upon signing as follows: $12,500 at signing (first month), and $12,500 at the earlier of receipt of (1) proceeds from the exercise of at least $12,500 from the exercise of Team Warrants, or (2) $1,000,000 of any gross proceeds.

         (4) Bonus Fee: A 5% Bonus Fee will be paid to Consultant for each warrant exercise, inclusive of existing warrants, of which up to one-third can be assigned to the broker relations consultant. This fee will be paid to Consultant at the time the warrants are exercised during the term of this Agreement and for up to six months after the expiration or termination of this Agreement if the stock price was at a level entitling the Company to call the warrants during the term of this Agreement.

         (5) Equity Compensation: One million common stock purchase warrants exercisable at $0.75 per share will be granted to Consultant upon signing this Agreement, of which up to 50% are assignable to other team members and certain key brokers.

                                Exhibit B, Page 1

                  Shares  of  common  stock  issuable  upon  exercise  of  these warrants will be included as "piggyback" in the shelf registration described on Exhibit A and the warrants shall have a five year term, commencing on the date of this Agreement and shall include the following cancellation provisions:

      WARRANTS    CANCELLATION PROVISIONS

               (a)  250,000 Not cancelable.

               (b) 250,000 If $1.0 million in gross proceeds in the Series A financing has not been raised within six months from the effective date of this Agreement, the warrant shall be deemed cancelled.

               (c) 250,000 If $1.0 million gross proceeds from Series A financing has not been raised within six months from the effective date or if $2.0 million of gross proceeds from the Series B financing (or any agreed alternative) is not raised within one year of the completion of $1.0 million of gross proceeds from the Series A financing or if the Agreement is cancelled under Section 2(A) prior to raising $2.0 million in Series B financing (or agreed upon alternative), this warrant shall be deemed cancelled.

               (d) 250,000 If the consulting agreement is not extended into year three under Section 2(B) of the Agreement, this warrant shall be deemed cancelled.


         (6) In the event the Company chooses not to accept or otherwise takes action (other than action required under applicable state corporate law or the Act or the Securities Exchange Act of 1934 upon the written advice of Company counsel, unless Consultant's counsel disagrees in writing with the advice) which has the effect of preventing a proposed financing or the stock price appreciation goals from occurring, or otherwise terminates this Agreement except in accordance with the terms of this Agreement, all warrants shall be immediately vested.

                                Exhibit B, Page 2

                                    EXHIBIT C
                            PEASE OIL AND GAS COMPANY
                     ANNUAL PROJECTED REIMBURSABLE EXPENSES


BETA TRAVEL EXPENSES:

         Two Conferences ...........................................    $ 20,000

         Boston/New York roadshows .................................       8,000

         Six other major city corporate presentations ..............      14,000

         Due diligence to Newport Beach, California or
           Grand Junction, Colorado or corporate presentations
           by outside participants (average 6 trips per annum
                                                                           6,000

OTHER MARKETING EXPENSES:

         Phone and fax charges .....................................      15,000
         (Salaries and commissions to telemarketers and staff paid by BCG, Inc.; refers to direct charges only)

         Marketing materials and supplies ..........................      10,000

         Initial mailout ...........................................       5,000

         Subsequent mailouts .......................................      15,000

         Local PR ..................................................      12,000
                                                                        --------

                                                                         105,000

         10% contingency fees ......................................      10,500
                                                                        --------

Total estimated expenses ...........................................    $115,500
                                                                        ========



                                Exhibit C, Page 1